PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	May 3,		May 4,		May 3,		May 4,
	2015		2014		2015		2014
	$	%	$	%	$	%	$	%
		(a)		(a)		(a)		(a)
GAAP Operating Income	$14,865	11.7%	$2,832	2.7%	$26,424	10.5%	$8,462	4.1%
Acquisition transaction expenses (b)	—	—	2,018	1.9	—	—	2,455	1.2

Non-GAAP Operating Income	$14,865	11.7%	$4,850	4.6%	$26,424	10.5%	$10,917	5.3%

(a)	Represents percentage of net sales

(b)	Represents transaction expenses in connection with the acquisition of DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.